Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned Lynn L. Elsenhans, being, respectively, the Chairman and Chief Executive Officer and Brian P. MacDonald, being respectively, the Vice President and Chief Financial Officer, of Sunoco Partners LLC, the general partner of the registrant Sunoco Logistics Partners L.P., do each certify that the registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Sunoco Logistics Partners L.P.

Date: February 24, 2012

/s/ LYNN L. ELSENHANS
Name: Lynn L. Elsenhans
Title: Chairman and Chief Executive Officer

Date: February 24, 2012

/s/ BRIAN P. MACDONALD
Name: Brian P. MacDonald
Title: Vice President and Chief Financial Officer

Date: February 24, 2012